UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Freeport-McMoRan Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your vote matters – here’s how to access the proxy materials and submit your proxy and voting instructions!
Online

Go to www.envisionreports.com/FCX or scan the QR code – login details are located in the shaded bar below.

Notice of 2025 Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the

Freeport-McMoRan Inc. Annual Meeting of Stockholders to be Held on June 11, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2025 annual meeting of stockholders are available on the internet. Follow the instructions below to (i) view the proxy materials, which consist of the proxy statement and annual report to stockholders, and submit your proxy and voting instructions online, or (ii) request a paper copy of, or a link via email to, the proxy materials, and/or (iii) select a future delivery preference. The items to be voted on and website address and information regarding how to join and participate in the virtual annual meeting are on the reverse side of this notice. Your vote matters!

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the internet. We encourage you to access and review all of the proxy materials before submitting your proxy and voting instructions. The 2025 proxy statement and 2024 annual report to stockholders are available at:

www.envisionreports.com/FCX

Easy Online Access – View your proxy materials and submit your proxy and voting instructions.
Step 1:	Go to www.envisionreports.com/FCX.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in. You will need your control number in the shaded bar above.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Submit your proxy and voting instructions.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you would like to receive a paper copy of, or a link via email to, the proxy materials, you must request one. You will not otherwise receive a paper copy or a link via email. Please make your request as instructed on the reverse side of this notice.

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Notice of 2025 Annual Meeting of Stockholders

The Freeport-McMoRan Inc. annual meeting of stockholders will be a virtual meeting of stockholders conducted exclusively via a live audio webcast, accessible at www.meetnow.global/FCX2025 on June 11, 2025 at 9:00 a.m. Eastern Time.

You can join and participate in the virtual annual meeting by accessing www.meetnow.global/FCX2025 and selecting “Join Meeting Now” and then “Stockholder.” Enter your control number that is in the shaded bar on the reverse side of this notice.

If you encounter technical difficulties accessing the virtual annual meeting or during the virtual annual meeting, please call Computershare at 888-724-2416 (Domestic) or +1 781-575-2748 (International).

Proposals to be voted on at the virtual annual meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of twelve directors. Nominees are:

01 David P. Abney

02 Richard C. Adkerson

03 Marcela E. Donadio

04 Robert W. Dudley

05 Hugh Grant

06 Lydia H. Kennard

07 Ryan M. Lance

08 Sara Grootwassink Lewis

09 Dustan E. McCoy

10 Kathleen L. Quirk

11 John J. Stephens

12 Frances Fragos Townsend

2.	Approval, on an advisory basis, of the compensation of our named executive officers.

3.	Approval of the 2025 Stock Incentive Plan.

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.

After you have reviewed the proxy materials, you may submit your proxy and voting instructions online at www.envisionreports.com/FCX by logging in with your control number in the shaded bar on the reverse side of this notice.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares of Freeport-McMoRan Inc. common stock you must either submit your proxy and voting instructions online, request a paper copy of the proxy materials to receive a proxy card, which you must sign, date and return, or join the virtual annual meeting online using your control number in the shaded bar on the reverse side of this notice and vote your shares electronically during the virtual annual meeting.

Here’s how to request a paper copy of, or a link via email to, the proxy materials and select current and future delivery preferences:
There is no charge to you for requesting a paper copy of, or a link via email to, the proxy materials. Current and future delivery requests can be submitted using the options below.
If you request an email copy of the proxy materials, you will receive an email with a link to the proxy materials for the 2025 annual meeting.

PLEASE NOTE: You must use your control number in the shaded bar on the reverse side of this notice when requesting a paper copy of, or a link via email to, the proxy materials.

–	Internet – Go to www.envisionreports.com/FCX. Click Cast Your Vote or Request Materials.

–	Phone – Call us free of charge at 1-866-641-4276.

–	Email – Send an email to investorvote@computershare.com with “Proxy Materials Freeport-McMoRan Inc.” in the subject line. Include your full name and address, plus your control number located in the shaded bar on the reverse side of this notice, and state that you would like a paper copy of, or a link via email to, the proxy materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 30, 2025.

We strongly encourage you to sign up for electronic delivery of future proxy materials. Opting to receive your proxy materials electronically will reduce the costs incurred by the company to print and mail your proxy materials, provide you with fast access to your proxy materials and help us further our sustainable practices.